UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2023

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4101 NW 25th Street, Miami, FL	33142
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PIXY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2023, ShiftPixy, Inc. (the “Company”) entered into an amendment to common stock purchase warrant (the “Warrant Amendment”) with the holder of the Company’s warrants to purchase 2,265,000 shares of common stock (94,375 warrants on a post-reverse split basis), issued October 10, 2023. Pursuant to the amendment, the exercise price of the warrants was increased from $1.10 ($26.40 on a post-reverse split basis) to $1.271 ($30.504 on a post-reverse split basis). The Company also extended the holder’s right to purchase up to 50% of the Company’s securities offered pursuant to any private placement transaction or public offering until June 2, 2025.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 18, 2023, the Company received a letter from the staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), which notified the Company that, in connection with the Company’s private placement that closed on October 10, 2023, the Company failed to comply with Nasdaq’s shareholder approval requirements set forth in Listing Rule 5635(d)1 (the “Rule”), which requires prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the Minimum Price (as defined under Nasdaq rules). Pursuant to the private placement, the Company entered into a securities purchase agreement with an institutional investor to sell 2,265,000 units at an offering price of $1.10 per Unit. The units were comprised of 1,350,000 shares of common stock, 915,000 pre- funded warrants, and 2,265,000 warrants, representing 37% of the pre-transaction shares outstanding. The Minimum Price of the Company’s common stock was $1.27 as of October 5, 2023, the date of the binding agreement. The units were priced at $1.10, a price which is less than the Minimum Price. Further, while the warrants are not exercisable for six months, the exercise price of the warrants was $1.10, a discount to the Minimum Price. As a result, the shares issued in the private placement represented more than 20% of the pre-transaction shares outstanding and were issued at a discount and as such, required shareholder approval under the Rule. Absent shareholder approval, Staff determined the Company was not in compliance with the Rule. The letter further noted that, as a result of the Warrant Amendment as described under Item 1.01 of this report, the Company regained compliance with the Rule.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 1 to Common Stock Purchase Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFTPIXY, INC.

Date: October 18, 2023	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer

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